RESTATED ARTICLES OF INCORPORATION

OF

BLACK HILLS CORPORATION


     Pursuant to the provisions of SDCL 49-33-1, Black Hills Corporation, a South Dakota corporation organized under the provisions of SDCL 49-33, does hereby restate its Articles of Incorporation as of May 24, 1994 and by so doing includes in this restatement the Restated Articles of Incorporation previously adopted by the Board of Directors on July 30, 1986 and all of the subsequent amendments thereto which were adopted by stockholders as set forth in Articles of Amendment dated (i) May 21, 1987 and filed May 26, 1987, (ii) May 16, 1989 and filed June 1, 1989,
(iii) May 28, 1992 and filed June 2, 1992 (as corrected by Articles of Correction dated September 10, 1993 and filed September 14, 1993), and (iv) May 24, 1994 and filed May 25, 1994.

     FIRST: The name of this Corporation ("Corporation" or "Company") shall be

                    Black Hills Corporation

and the place where its principal corporate offices are located shall be in Rapid City, Pennington County, State of South Dakota.

     The Corporation is formed for the purpose of generating, transmitting and distributing electricity within the State of South Dakota and elsewhere, the same to be sold to and used by the public for heat, light or power, pursuant to the provisions of Chapter 49-33 of the South Dakota Codified Laws, and shall have all the powers and privileges therein provided and set forth, together with such additional powers, rights and privileges as may otherwise be provided by the laws of the State of South Dakota. Without in any way limiting the generality of the foregoing, the purposes for which the Corporation is formed shall specifically include the following:

     1. To generate, produce, purchase, transmit, distribute, use and sell electricity for heat, light or power.

     2. To construct, purchase, lease, maintain and operate electric generating stations or substations and all appurtenances thereto for electric transmission and distribution lines whether on poles or underground, for the transmission and distribution of electricity for heat, light or power, and, for such purposes, to acquire by lease, purchase, or in any other lawful manner all real property and rights-of-way necessary for the generation, transmission and distribution of electricity and generally for its proper corporate purposes to purchase or otherwise acquire, hold, pledge, mortgage, sell, exchange or otherwise deal in or dispose of, property, both real and personal, of every kind and description.

     3. To acquire, purchase, lease, operate and maintain dams, reservoirs, ditches, flumes, pipes and conduits for the accumulation, storage, flow and transmission of water for the purpose of generating electricity.

     4. To acquire, hold, possess and convey franchises and grants from state or municipal authorities for supplying cities, villages and towns, or any of them, and the inhabitants thereof with electric current and electric power to be used for heat, light or power.

     5. To contract with cities, towns, municipalities and any political subdivision or agency of the State of South Dakota or of any other State or of the United States of America and with persons, firms and corporations for the supply of electricity for heat, light or power.

     6. To buy and sell electrical appliances, supplies, fixtures and equipment, including radios, radio parts, radio equipment, cooling devices, washing machines, vacuum sweepers, stoves and all other similar articles, to engage in the electrical contracting business, to carry on and develop any business undertaking, transaction or operation commonly carried on by electrical retail and wholesale merchants, supply men and contractors, and to do any and all things that may be necessary or incidental to carry on, manage and operate said mercantile electrical business.

     7. To borrow from time to time such sums of money at such rates of interest and upon such terms as the Board of Directors shall agree and authorize, to execute trust deeds or mortgages or both, as occasion may require on any or all of its property for any amounts borrowed or owing by the Corporation and generally to borrow money and contract debts for its corporate purposes; to issue bonds, promissory notes, debentures and other obligations and evidences of indebtedness without limit as to amount, whether secured by mortgage, pledge, or otherwise or unsecured, for money borrowed or in payment of property purchased or acquired, or for any other lawful purpose.

     8. To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by, any other corporation of the State of South Dakota, or any other state, and, while the owner of such stock, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

     9. To aid in any manner any corporation or association, any shares of stock of which, or any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations of which, are held by or for the Corporation, in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Corporation, or in which it may be at any time interested; and to organize, promote or facilitate the organization of subsidiary companies.

     10. To purchase, hold, sell and transfer shares of its own capital stock in the manner and to the extent provided by the laws of the State of South Dakota.

     11. To engage in and carry on the business of a water company and for said purposes to develop, supply, sell, buy, purify, transport and deliver water for commercial, industrial, domestic, governmental or any other public or private uses; to buy, sell and deal in appliances, fixtures and products for the utilization of water; and to acquire, construct, maintain and operate all types of plants, works, structures, wells, ditches, canals, flumes, pipelines, dams, reservoirs, machinery, fixtures and equipment necessary for the conduct of said business.

     12. To engage in and carry on the business of a gas company and for said purpose to manufacture, produce, sell, buy, supply, transport, distribute and deal in natural, manufactured or by-product gases, their products and compounds, and liquified petroleum gas and products for commercial, industrial, domestic, governmental or any other public or private uses; to buy, sell and deal in appliances and fixtures for the utilization of such gas and petroleum products for power, heat, light or other purposes; and to acquire, construct, maintain and operate all types of plants, works, structures, transmission and distribution lines, machinery, fixtures and equipment necessary for the conduct of said business.

     13. To engage in and carry on the business of operating a gas or petroleum transmission pipeline for the purpose of transporting, supplying and selling gas, petroleum and petroleum products for its own use or for the public, or for private persons and firms and governmental agencies.

     14. To engage in and carry on the business of a telegraph or telephone company and for said purpose to acquire, construct, maintain and operate telephone and telegraph lines providing for all manner and kind of telegraph and telephone service for commercial, industrial, domestic, governmental or other public or private uses, and including the providing of such service through its electric light and power facilities and services, or by lease or other arrangement for use of such electric light and power facilities and services; to buy, sell and deal in appliances, fixtures and products for the utilization of such telegraph and telephone services; and to acquire, construct, maintain and operate all type of plants, works, structures, lines, machinery, fixtures and equipment necessary for the conduct of said business.

     15. To engage in and carry on any other business for profit as permitted by law.

     16. To do all and everything necessary and proper for the accomplishment of the objects enumerated in these Restated Articles of Incorporation or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation, and to have, enjoy and exercise all the rights, powers and privileges which are now or may hereafter be conferred upon corporations organized under the same statutes as the Corporation.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the above enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation, but is in furtherance of and in addition to the general powers conferred by the laws of the State of South Dakota.

     SECOND: The amount of the total authorized capital stock of the Corporation shall be 50,670,000 shares divided into three classes consisting of (1) 270,000 shares of Cumulative Preferred Stock having a par value of $100 per share (hereinafter called the "$100 Preferred Stock"), (2) 400,000 shares of Cumulative Preferred Stock having a no par value (hereinafter called the "No Par Preferred Stock"), and (3) 50,000,000 shares of Common Stock having a par value of $1 per share.

     Where the term "Preferred Stock" is used in this Article
Second without being immediately preceded by either "$100" or "No
Par," the term shall include both $100 Preferred Stock and No Par
Preferred Stock.

     All classes and series of the Preferred Stock shall be designated as specified in resolutions of the Board of Directors provided for in said subdivision (K).

     All classes and series of the Preferred Stock shall rank pari passu with each other as to dividends and distribution of assets on liquidation.

     The further description of the different classes and series of stock of the Corporation and a statement of the designations and powers (including voting powers), preferences and relative participating, optional or other rights and the qualifications, limitations and restrictions thereof are as follows:

          (A) Before any dividends on the Common Stock shall be paid or declared or set apart for payment, the holders of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared, out of funds legally available for the declaration of dividends, cumulative cash dividends payable quarterly on March 1, June 1, September 1, and December 1 in each year at such rates and principal as shall be specified by the Board of Directors pursuant to subdivision (K) of this Article Second. Such dividends shall be cumulative from the first day of the quarterly dividend period in which such shares of Preferred Stock are issued, unless otherwise specified by the Board of Directors pursuant to said subdivision
     (K). If dividends at said specified rates on all outstanding shares of the Preferred Stock from the date from which dividends on such shares became cumulative shall not have been paid, or declared and set apart for payment, for all past quarterly dividend periods, and the full dividends thereon for the current quarterly dividend period shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment, but without interest on cumulative dividends, before any dividends shall be declared or any distribution made on the Common Stock. After full dividends on the Preferred Stock shall have been paid, or declared and set apart for payment, then, and not otherwise, dividends may be declared and paid upon the Common Stock, out of any funds legally available for the declaration of dividends but only when and as determined by the Board of Directors. The provisions of this subdivision (A) with respect to dividends upon the Common Stock are subject to the requirements with respect to sinking funds or retirement funds for the Preferred Stock pursuant to subdivision (D) and (K) of this Article Second.

          (B) The Corporation at its option may redeem at any time or from time to time the whole or any part of the Preferred Stock outstanding by paying to the holders of such shares to be redeemed such sums as shall be determined by the Board of Directors pursuant to subdivision (K) of this Article Second, together, in each case, with a sum in respect of each such share computed at the annual dividend rate from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. Notice of every such redemption shall be given at least thirty days and not more than sixty days prior to the date fixed for such redemption by mailing to the holders of record of the Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation; but neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Preferred Stock so to be redeemed. In the event that at any time less than all of the Preferred Stock of a particular series outstanding is to be redeemed, the shares to be redeemed may be selected by lot or in such other manner as the Board of Directors may determine. If such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside so as to be available therefor, then, notwithstanding that any certificate for the shares of the Preferred Stock so called for redemption shall not have been surrendered for redemption, the shares represented thereby shall no longer be deemed outstanding in the hands of the persons who are the holders thereof immediately preceding such redemption, the right of such holders to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights of such holders with respect to such shares of Preferred Stock so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of such holders to receive the amount payable upon redemption thereof, but without interest; provided, however, that the Corporation may, after giving such notice of any such redemption, or giving irrevocable instructions therefor, and prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, the City of New York, having a capital, surplus and undivided profits aggregating at least $5,000,000, all funds necessary for such redemption, and thereupon all shares of the Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding in the hands of such holders, and all rights of such holders with respect to such shares of Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of such holders to receive the amount payable upon the redemption thereof, but without interest, and except, in the case of any series of Preferred Stock convertible into shares of the Common Stock of the Corporation, the right, within limits specified by the Board of Directors to convert shares of such series into shares of Common Stock not later than the close of business on the third full business day prior to the date fixed for such redemption. All or any shares of the Preferred Stock redeemed at any time may, in the discretion of the Board of Directors and to the extent permitted by law, be reissued or otherwise disposed of as shares of the same class at any time or from time to time subject to the provisions of this Article Second.

          (C) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then before any distribution shall be made to the holders of the Common Stock, the holders of the shares of the Preferred Stock at the time outstanding shall be entitled to receive in cash, (i) upon any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the par value for the $100 Preferred Stock and the amount of the consideration as fixed in the resolutions creating the respective series of the No Par Preferred Stock for the No Par Preferred Stock, together with a sum in respect of each share of Preferred Stock, computed at the annual dividend rate from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amounts, less the aggregate of the dividends theretofore or on such date paid thereon, or
     (ii) upon any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the sums to which such holders of shares of the Preferred Stock would be entitled if such shares were redeemed (other than pursuant to subdivision (D) of this Article Second or pursuant to the provisions of any sinking or analogous fund of any series of Preferred Stock) on the date fixed for the distribution. After such payment to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be divided and distributed among the holders of the Common Stock then outstanding according to their respective shares.

          (D) After the Corporation shall have paid or shall have declared and set apart for payment full dividends on the Preferred Stock, and on any other stock ranking on a parity with or prior to the Preferred Stock as to dividends and assets, for all past quarterly dividend periods and for the current quarterly dividend period, it shall set aside out of funds legally available therefor as a retirement fund in the amounts and at the times as will be determined by the Board of Directors in each certificate of designation authorizing a series of Preferred Stock. The obligation of the Corporation to set aside such retirement funds shall be cumulative, so that unless the payments for all past periods shall have been made, no dividend shall be paid or declared and no other distribution shall be made on the Common Stock and no Common Stock shall be purchased or otherwise acquired for value by the Corporation.

          (E) The holders of shares of Preferred Stock shall not be entitled to notice of any meeting of stockholders and shall have no right to vote at any meeting of stockholders for the election of members of the Board of Directors or for any other purpose or otherwise to participate in any actions taken by the Corporation, or the stockholders thereof, except as otherwise required by statutes of the State of South Dakota or specifically provided for at subdivisions (F) and (G) of this Article Second.

          (F) Whenever and as often as dividends payable on the Preferred Stock shall be accrued and unpaid in an amount equivalent to or exceeding four (but less than eight) quarterly dividends, the holders of the Preferred Stock voting separately as one class for such purpose, shall be entitled at the next succeeding Annual Meeting of Stockholders to elect such number of directors as will constitute one-third of the then board members; and the holders of the Common Stock, voting separately as one class for such purpose, shall be entitled to elect the remaining directors of the Corporation.

          Whenever and as often as dividends payable on the Preferred Stock shall be accrued and unpaid in an amount equivalent to or exceeding eight quarterly dividends, the holders of the Preferred Stock, voting separately as one class for such purpose, shall be entitled (in lieu of the voting rights conferred by the provisions of the first paragraph of this subdivision
     (F) of this Article Second) at the next succeeding Annual Meeting of Stockholders to elect the smallest number of directors necessary to constitute a majority of the Board of Directors, and the holders of the Common Stock, voting separately as one class for such purpose, shall be entitled to elect the remaining directors of the Corporation.

          If and when all dividends accrued and unpaid on the Preferred Stock shall have been paid, the holders of the Preferred Stock shall at the next succeeding Annual Meeting of the Stockholders be divested of their rights in respect of the election of directors provided in this subdivision (F), and the voting rights of holders of the Preferred Stock and Common Stock shall revert to the status existing prior to the first dividend payment date on which dividends were not paid in full, but subject always to the provisions for revesting rights in the holders of the Preferred Stock in the event specified in this subdivision (F) and to the extent herein set forth.

          At all meetings of stockholders at which holders of the Preferred Stock are entitled to elect directors in the exercise of rights provided in this subdivision
     (F), the holders of record of 25 percent of the aggregate number of shares of the Preferred Stock, then outstanding, shall constitute a quorum for the election of such directors. At all such meetings each holder of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by the holder thereof.

          In case any vacancy shall occur among the directors elected by the holders of the Preferred Stock pursuant to this subdivision (G), the successor to any such director shall be elected by the vote of the majority of the remaining members of the Board of Directors, whether elected by the holders of the Preferred Stock or by the holders of Common Stock, such successor to hold office until the end of the term of the Class in which the vacancy occurred.

          (G) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the affirmative consent (given in writing without a meeting or by vote at a meeting duly called for the purpose) of the holders of at least two-thirds of the aggregate number of shares of each affected series of the Preferred Stock then outstanding, alter or amend the preferences, voting powers or other special rights or the qualifications, limitations or restrictions thereof, of such series of Preferred Stock so as adversely to affect the shares of such series; but such action may be taken with such affirmative consent, together with such additional vote or consent of stockholders as from time to time may be required by law.

          So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the affirmative consent (given in writing without a meeting or by vote at a meeting duly called for the purpose) of the holders of at least two-thirds of the aggregate number of shares of the Preferred Stock then outstanding voting as one class:

               (1) create or increase the authorized amount of any other class of stock which shall rank prior to the Preferred
Stock in respect of dividends or assets;

               (2)  reclassify shares of stock of any class
ranking junior to the Preferred Stock in respect of dividends or assets, wholly or partially into shares of stock of any class ranking on a parity with or prior to the Preferred Stock in respect of dividends or assets;

               (3) sell all or substantially all of its property and assets to, or merge or consolidate into or with, any other company; or

               (4)  make any distribution out of capital or
capital surplus (other than dividends payable in stock ranking junior to the Preferred Stock in respect of dividends and assets) to holders of stock of the Corporation ranking junior to the Preferred Stock in respect of dividends or assets.

          (H) If any class of stock is hereafter created which ranks on a parity with the Preferred Stock in respect of dividends and assets and which by its terms is to have voting rights equal to the voting rights of the Preferred Stock specified in subdivisions (F) and
     (G) of this Article Second then the Preferred Stock and each such additional class of stock shall vote together as one class in all instances in which it is provided in said subdivisions that the Preferred Stock shall vote as one class.

          (I) Neither the holders of the Common Stock nor the holders of the Preferred Stock shall have any preemptive rights to subscribe to any issue of stock or other securities of any class of the Corporation.

          (J) Each holder of Common Stock shall at every meeting of the stockholders be entitled to one vote for each share of Common Stock held by him, subject to the provisions of subdivisions (F) and (G) of this Article Second.

          (K) Shares of each series of Preferred Stock shall have such distinctive serial designations as shall be set forth in the resolution or resolutions from time to time adopted by the Board of Directors providing for the issue of shares of such series; and in any such resolution or resolutions with respect to each particular series of Preferred Stock the Board of Directors is hereby expressly authorized to fix from time to time before issuance and to the extent which may be permitted by law,

               (1)  the consideration for the No Par Preferred
Stock,

               (2) the annual dividend rate for the particular series,

               (3)  the redemption prices per share for the
particular series, and

               (4)  any other characteristics of, and any
restrictive or other provisions (including sinking fund or other retirement fund provisions and the right to convert shares of said series into shares of Common Stock) relating to, the shares of the particular series, not inconsistent with the provisions of this Article Second applicable to all series.

     THIRD:  The Corporation shall have perpetual existence.

     FOURTH: Except as otherwise expressly provided by the laws of the State of South Dakota, the following additional provisions are inserted for the regulation of the business and for the conduct of the affairs of this Corporation and its directors and stockholders:

          1. The Board of Directors shall have power from time to time to fix and determine and to vary the amount to be reserved as working capital of the Corporation and, before the payment of any dividends or making any distribution of profits, it may set aside out of the net profits or surplus of the Corporation such sum or sums as it may from time to time in its absolute discretion think proper, whether as a reserve fund to meet contingencies or for the equalizing of dividends or for repairing or maintaining any property of the Corporation or for such corporate purposes as the board shall think conducive to the interests of the Corporation, subject only to such limitations as the Bylaws of the Corporation may from time to time impose.

          2. No contract or other transaction between this Corporation and any other corporation shall be void or voidable because of the fact that directors of this Corporation are directors of such other corporation, if such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors, who are not so interested. Any director individually, or any firm of which any director is a partner, may be a party to or may be interested in any contract or transaction of this Corporation provided that such contract or transaction shall be approved or ratified by the affirmative vote of at least a majority of the directors present at a meeting of the Board of Directors, who are not so interested, nor shall any director be liable to account to this Corporation for any profit realized by him from or through any such transaction or contract of this Corporation, ratified or approved as aforesaid, by reason of his interest in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum.

          3. The Board of Directors shall have the power to fix the times for the declaration and payment of dividends, except as herein otherwise provided; to borrow money and contract debts when necessary for the transaction of the business of the Corporation, or for the exercise of its corporate rights, privileges or franchises; and to issue bonds, promissory notes, debentures and other obligations and evidences of indebtedness without limitation, whether secured by mortgage, pledge or otherwise or unsecured, for money borrowed or in payment of property purchased or acquired or any other lawful purpose.

          4. Subject to direction by resolution of a majority of the stockholders, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts, books and stock ledger of the Corporation or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book, stock ledger or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

          5. The Board of Directors shall have the power to appoint an Executive Committee from among its number, which Committee, to the extent and in the manner provided in the Bylaws of the Corporation, shall have and may exercise all of the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation whenever the Board of Directors is not in session.

          6. The Board of Directors, in addition to the powers and authority expressly conferred upon it hereinbefore and by statute and by the Bylaws, is hereby empowered to exercise all such powers as may be exercised by the Corporation; subject, nevertheless, to the provisions of the laws of the State of South Dakota and of these Restated Articles of Incorporation.

          7. To the fullest extent permitted by South Dakota law governing this Corporation as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any violation of Sections 47-5-15 to 47-5-19, inclusive, of the South Dakota Codified Laws, or (iv) for any transaction from which the director derived an improper personal benefit.

          8.   The provisions of South Dakota Codified Laws
Sections 47-33-8 through 47-33-16, inclusive, do not apply to control share acquisitions (as defined by South Dakota Compiled
Laws Section 47-33-3(l)) of shares of the Company.

     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the number of which shall be nine (9); provided, (i) the Board of Directors may determine the number of directors to be more than nine through amendments to its Bylaws if permitted by the state law governing this corporation, and (ii) the number of directors shall be increased under the conditions set forth in the following paragraph. The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, each initial director in Class I shall hold office until the annual meeting of stockholders in 1987, each initial director in Class II shall hold office until the annual meeting of stockholders in 1988, and each initial director in Class III shall hold office until the annual meeting of stockholders in 1989.

     In the event that dividends payable on the Preferred Stock shall be accrued and unpaid in an amount equivalent to or exceeding four (but less than eight) quarterly dividends, the number of directors constituting the Board of Directors shall be increased by a number sufficient so that, without removal of any director from office prior to the expiration of his or her term, the holders of the Preferred Stock, voting separately as one class for such purpose, can elect a sufficient number of directors to constitute one-third of all directors, in compliance with subdivision (G) of the Article Second. At each subsequent annual meeting of stockholders, the holders of the Preferred Stock shall elect the smallest number of directors necessary to ensure that one-third of all directors shall have been elected by the holders of the Preferred Stock, until such time as all dividends accrued and unpaid on the Preferred Stock shall have been paid, after which such voting rights of the holders of the Preferred Stock shall be terminated. In the event that dividends payable on the Preferred Stock shall be accrued and unpaid in an amount equivalent to or exceeding eight quarterly dividends, the number of directors constituting the Board of Directors shall be increased by a number sufficient so that, without removal of any director from office prior to the expiration of his or her term, the holders of the Preferred Stock, voting separately as one class for such purpose, can elect a sufficient number of directors to constitute a majority of all directors, in compliance with subdivision (H) of the Article Second. At each subsequent annual meeting of stockholders, the holders of the Preferred Stock shall elect the smallest number of directors necessary to ensure that a majority of all directors shall have been elected by the holders of the Preferred Stock, until such time as all dividends accrued and unpaid on the Preferred Stock shall have been paid, after which such voting rights of the holders of the Preferred Stock shall be terminated.

     The Board of Directors is expressly authorized to determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action.

     In the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships to, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the number of directors in each class. The Board of Directors shall allocate consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, any newly-created directorship to the class the term of office of which is due to expire at the latest date following such allocation.

     Any vacancies in the Board of Directors for any reason, including any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum; and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen.

     Notwithstanding any of the foregoing, each director shall serve for a term continuing until the annual meeting of stockholders at which the term of the class to which he was elected expires and until his successor is elected and qualified or until his or her earlier death, resignation or removal; except, a director may be removed from office prior to the expiration of his or her term only for cause and by a vote of the majority of the total number of members of the Board of Directors without including the director who is the subject of the removal determination and without such director being entitled to vote thereon.

     Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote or concurrence of the holders of at least eighty percent (80%) of the Common Stock entitled to vote thereon and sixty-six and two-thirds percent (66-2/3%) of the Preferred Stock entitled to vote thereon shall be required to alter, amend, or repeal this Article Fifth.

     SIXTH:    1.   In addition to any other approvals and voting
requirements mandated by law and other provisions of these Restated Articles of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Company shall be required for the approval or authorization of any "Business Transaction" (as hereinafter defined) with any "Related Person" (as hereinafter defined) or any Business Transaction in which a Related Person has an interest (except proportionately as a stockholder of the Company); provided, the eighty percent (80%) voting requirement shall not be applicable if either:

     (i) the "Continuing Directors" (as hereinafter defined) of the Company by at least a majority vote thereof (a) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Related Person to become a Related Person, or (b) have expressly approved such Business Transaction; or

     (ii) all of the following conditions (a), (b) and (c) shall have been met:

          (a) the cash or fair market value (as determined by at least a majority of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Stock of the Company (other than the Related Person) in the Business Transaction is not less than the "Highest Purchase Price" or the "Highest Equivalent Price" (as those terms are hereinafter defined) paid by the Related Person involved in the Business Transaction in acquiring any of its holdings of the Company's Voting Stock;

          (b)  the ratio of:

               (w) the aggregate amount of the cash and the fair market value or other consideration to be received per share by holders of Common Stock in such Business Transaction, to

               (x)  the market price of the Common Stock
immediately prior to the announcement of such Business
Transaction, is at least as great

               as the ratio of:

               (y)  the highest per share price (including
brokerage commissions, transfer taxes and soliciting dealers'
fees) which the Related Person involved in such Business
Transaction has theretofore paid for any shares of Common Stock acquired by it, to

               (z)  the market price of the Common Stock
immediately prior to the initial acquisition by such Related
Person of any Common Stock; and

          (c) the consideration to be received by holders of each class of capital stock in such Business Transaction shall be the same form and of the same kind as the consideration paid by the Related Person in acquiring the shares of that class of capital stock already owned by it.

     2.   For purposes of this Article Sixth:

     (i) The term "Business Transaction" shall include, without limitation, (a) any merger, consolidation or plan of exchange of the Company, or any entity controlled by or under common control with the Company, with or into any Related Person, or any entity controlled by or under common control with such Related Person,
(b) any merger, consolidation or plan of exchange of a Related Person, or any entity controlled by or under common control with such Related Person, with or into the Company or any entity controlled by or under common control with the Company, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the property and assets of the Company, or any entity controlled by or under common control with the Company, to a Related Person, or any entity controlled by or under common control with such Related Person, (d) any purchase, lease, exchange, transfer or other acquisitions (in one transaction or a series of transactions), including, without limitation a mortgage or any other security device, of all or any Substantial Part of the property and assets of a Related Person or any entity controlled by or under common control with such Related Person, by the Company or any entity controlled by or under common control with the Company, (e) any recapitalization of the Company that would have the effect of increasing the voting power of a Related Person, (f) the issuance, sale, exchange or other disposition of any securities of the Company, or of any entity controlled by or under common control with the Company, by the Company or by any entity controlled by or under common control with the Company, (g) any liquidation, spin-off, split-off, split-up or dissolution of the Company, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

     (ii) The term "Related Person" shall mean and include (a) any individual, corporation, association, trust, partnership or other person or entity (a "Person") which, together with its "Affiliates" (as hereinafter defined) and "Associates" (as hereinafter defined), "Beneficially Owns" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at March 27, 1986) in the aggregate ten percent (10%) or more of the outstanding Voting Stock of the Company, and (b) any Affiliate or Associate (other than the Company or a subsidiary of the Company of which the Company owns, directly or indirectly, more than eighty percent (80%) of the voting stock) of any such Person. Two or more Persons acting in concert for the purpose of acquiring, holding or disposing of Voting Stock of the Company shall be deemed a "Person."

     (iii) Without limitation, any share of Voting Stock of the Company that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by such Related Person and to be outstanding for purposes of clause (ii) above.

     (iv) For the purposes of subparagraph (ii) of paragraph 1 of this Article Sixth, the term "other consideration to be received" shall include, without limitation, Common Stock or other capital stock of the Company retained by its existing stockholders, other than any Related Person or other Person who is a party to such Business Transaction, in the event of a Business Transaction in which the Company is the survivor.

     (v) The term "Voting Stock" shall mean all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, considered as one class, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

     (vi) The term "Continuing Director" shall mean any member of the Board of Directors of the Company (the "Board") who is unaffiliated with, and not a nominee of, the Related Person involved in a Business Transaction and was a member of the Board prior to the time that the Related Person became a Related Person and any successor of a Continuing Director who is unaffiliated with, not a nominee of, the Related Person and is designated to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     (vii) A Related Person shall be deemed to have acquired a share of the Voting Stock of the Company at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (b) the market price of the shares in question at the time when such Related Person became the Beneficial Owner thereof.

     (viii) The terms "Highest Purchase Price" and "Highest Equivalent Price" as used in this Article Sixth shall mean the following: If there is only one class of capital stock of the Company issued and outstanding, the Highest Purchase Price shall mean the highest price that can be determined to have been paid at any time by the Related Person involved in the Business Transaction for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Company issued and outstanding, the Highest Equivalent Price shall mean, with respect to each class and series of capital stock of the Company, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent to the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Company. The Highest Purchase Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by a Related Person with respect to the shares of capital stock of the Company acquired by such Related Person. In the case of any Business Transaction with a Related Person, the Continuing Directors shall determine the Highest Purchase Price or the Highest Equivalent Price for each class and series of the capital stock of the Company. The Highest Purchase Price and Highest Equivalent Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of capital stock of the Company, or the declaration of a stock dividend thereon, between the last date upon which the Related Party paid the Highest Purchase Price or Highest Equivalent Price and the effective date of the merger or consolidation or the date of distribution to stockholders of the Company of the proceeds from the sale of all or substantially all of the assets of the Company.

     (ix) The term "Substantial Part" shall mean ten percent (10%) or more of the fair market value of the total assets of the Person in question, as reflected on the most recent balance sheet of such Person existing at the time the stockholders of the Company would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

     (x) The term "Affiliate," used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     (xi) The term "Associate," used to indicate a relationship with a specified Person, shall mean (a) any entity of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of the Company or any of its subsidiaries, and (d) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Company or an entity controlled by or under common control with the Company).

     (xii) The term "subsidiary," when used to indicate a relationship with a specified Person, shall mean an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries.

     3. For the purposes of this Article Sixth, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock that any Person Beneficially Owns, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, contract, arrangement or understanding with another or some other right as to the matters referred to in subparagraph 2(i)(h) or 2(iii) hereof, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a stockholder of the Company), (vi) the date of the initial acquisition of Common Stock by a Related Person, (vii) whether the consideration to be received is in the same form as to the matter referred to in subparagraph 1(ii)(c), and (viii) such other matters with respect to which a determination is required under this Article Sixth.

     4. The provisions set forth in this Article Sixth may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock of the Company.

     IN WITNESS WHEREOF, Black Hills Corporation, as authorized and directed by resolution adopted by its Board of Directors at a regular meeting held May 24, 1994 pursuant to authority at SDCL 49-33-1, executes these Restated Articles of Incorporation as of May 31, 1994, through its duly authorized officers.

                                BLACK HILLS CORPORATION


                                By /s/DALE E. CLEMENT
                                  Dale E. Clement
                                  Its Senior Vice President -
                                    Finance

ATTEST:

By /s/ ROXANN R. BASHAM
  Roxann R. Basham
  Its Secretary

(CORPORATE SEAL)


STATE OF SOUTH DAKOTA

COUNTY OF PENNINGTON

     Dale E. Clement and Roxann R. Basham hereby each first duly sworn on his or her oath deposes and says as follows: Dale E. Clement is the Senior Vice President - Finance and Roxann R. Basham is the Secretary of Black Hills Corporation; each has read the within and foregoing Restated Articles of Incorporation and knows the contents thereof to be true; the above Restated Articles of Incorporation constitute a true and correct restatement of the Corporation's Restated Articles of Incorporation as previously adopted by the Board of Directors on July 30, 1986 and as amended by as set forth in Articles of Amendment dated (i) May 21, 1987 and filed May 26, 1987, (ii) May 16, 1989 and filed June 1, 1989, (iii) May 28, 1992 and filed June 2, 1992 (as corrected by Articles of Correction dated September 10, 1993 and filed September 14, 1993), and (iv) May 24, 1994 and filed May 25, 1994; and these Restated Articles of Incorporation were adopted by unanimous vote of the members of the Board of Directors at a meeting regularly called and held May 24, 1994.


                                /s/ DALE E. CLEMENT
                                Dale E. Clement


                                /s/ ROXANN R. BASHAM
                                Roxann R. Basham


     Subscribed and sworn before me this 31st day of May, 1994.


                                /s/ BARBARA RASK
                                Notary Public

(SEAL)